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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on From S-8 (Nos. 33-95268, 333-07313, 333-22717, 333-66457,
     333-66429 and 333-66455) of Brooks Automation, Inc. of our reports dated December 27, 1999, with respect to the financial statements of AutoSimulations, Inc. and Auto-Soft Corporation appearing in Amendment No. 1 to the Current Report on From 8-K/A of Brooks Automation, Inc. dated February 14, 2000.






     PricewaterhouseCoopers LLP
     Salt Lake City, Utah
     February 14, 2000